Exhibit 2

Child, Sullivan & Company

A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037 PHONE: (801) 927-1337 FAX: (801) 927-1344

October 28, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read Item 4 of Form 8-K dated October 28, 2004, of Electric Aquagenics Unlimited, Inc. and are in agreement with the statements contained therein.

Child, Sullivan & Company

Child, Sullivan & Company

Kaysville, Utah